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                                                                 EXHIBIT 21.6

                                     BYLAWS
                                       OF
                               CLEAN LAND COMPANY


                               ARTICLE I - OFFICES

        The principal office of the corporation shall be established and maintained at 2090 Palm Beach Lakes Boulevard, Suite 800, in the City of West Palm Beach, County of Palm Beach, State of Florida, 33409. The corporation may also have offices at such places within or without the State of Florida as the board may from time to time establish.


                            ARTICLE II - STOCKHOLDERS

        PLACE OF MEETINGS. Meetings of stockholders shall be held at the principal office of the corporation or at such place within or without the State of Florida as the board shall authorize.

        ANNUAL MEETING. The annual meeting of stockholders shall be held on the 7th day of October, at 11:00 o'clock a.m. each year; however, if such day falls on a Sunday or a legal holiday, then on the next business day following at the same time, the stockholders shall elect a board of directors and transact such other business as may properly come before the meeting.

        SPECIAL MEETINGS. Special meetings of the stockholders may be called by the board of by the president or at the written request of stockholders owning a majority of the stock entitled to vote at such meeting. A meeting requested by stockholders shall be called for a date not less than ten (10) nor more than sixty (60) days after the request is made the secretary shall issue the call for the meeting unless the president, the board or the stockholders shall designate another to make said call.

        NOTICE OF MEETINGS. Written notice of each meeting of stockholders shall state the purpose of the meeting and the time and place of the meeting. Notice shall be mailed to each stockholder having the right and entitled to vote at such meeting at his last address as it appears on the records of the corporation, not less than ten (10) nor more than sixty (60) days before the date set for such meeting. Such notice shall be sufficient for the meeting and any adjournment thereof. If any stockholder shall transfer his stock after notice, it shall not be necessary to notify, the transferee. Any stockholders may waive notice of any meeting either before, during or after the meeting. If no notice is submitted, a waiver of notice is agreed to by all parties in attendance at the meeting.

        VOTING. Every stockholder shall be entitled at each meeting and upon each proposal presented at each meeting to one vote for each share of voting stock recorded in his name on the books of the corporation on the date of the meeting. The books of stockholders shall be produced at the meeting upon the request of any stockholder. Upon the demand of any stockholder, the vote for directors and the vote upon any questions before the meeting, shall be by ballot. All elections for directors shall be decided by plurality vote; all other questions shall be decided by majority vote.


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        QUORUM. The presence, in person, of stockholders holding a majority of the stock of the corporation entitled to vote shall constitute a quorum at all meetings of the stockholders. In case a quorum shall not be present at any meeting, a majority in interest of the stockholders entitled to vote thereat, present in person shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until the requisite amount of stock entitled to vote shall be present. At any such adjourned meeting at which the requisite amount of stock entitled to vote shall be represented, any business may be transacted which might have been transacted at the meeting as originally noticed, but only those stockholders entitled to vote at the meeting as originally noticed shall be entitled to vote at any adjournment or adjournments thereof


                             ARTICLE III - DIRECTORS

        BOARD OF DIRECTORS. The business of the corporation shall be managed and its corporate powers exercised by a board of director(s), all of whom shall be of full age. It shall not be necessary for directors to be stockholders.

        ELECTION AND TERM OF DIRECTORS. Directors shall be elected at the annual meeting of stockholders and each director elected shall hold office until his successor has been elected and qualified, or until his prior resignation or removal.

        VACANCIES. If the office of any director, member of a committee or other officer becomes vacant, the remaining directors in office, by a majority vote, may appoint any qualified person to fill such vacancy, who shall hold office for the unexpired term and until his successor shall be duly chosen,

        REMOVAL OF DIRECTORS. Any or all of the directors may be removed with or without cause by vote of a majority of all the stock outstanding and entitled to vote at a special meeting of stockholders called for that purpose.

        NEWLY CREATED DIRECTORSHIPS. The number of directors may be increased by amendment of these By-Laws by the affirmative vote of a majority of the directors, or, by the affirmative vote of a majority in interest of the stockholders, at the annual meeting or at a special meeting called for that purpose, and by like vote the additional directors may be chosen at such meeting to hold office until the next annual election and until their successors are elected and qualify.

        RESIGNATION. Any director may resign at anytime by giving written notice to the board, the president or the secretary of the corporation. Unless otherwise specified in the notice, the resignation shall take effect upon receipt thereof by the board or such officer, and the acceptance of the resignation shall not be necessary to make it effective.

        QUORUM OF DIRECTORS. A majority of the directors shall constitute a quorum for the transaction of business. If at any meeting of the board there shall be less than a quorum present, a


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majority of those present may adjourn the meeting from time to time until a quorum is obtained, and no further notice thereof need be given other than by announcement at the meeting which shall be so adjourned.


        PLACE AND TIME OF BOARD MEETINGS. The board may hold its meetings at the office of the corporation or at such other places, either within or without the State of Florida as it may from time to time determine.

        REGULAR ANNUAL MEETING. A regular annual meeting of the board shall be held immediately following the annual meeting of stockholders at the place of such annual meeting of stockholders.

        NOTICE OF MEETINGS OF THE BOARD. Regular meetings of the board may be held without notice at such time and place as it shall from time to time determine. Special meetings of the board shall be held upon notice to the directors and may be called by the president upon three (3) days notice to each director either personally or by mail or by wire; special meetings shall be called by the president or by the secretary in a like manner upon written request of any director. Notice of a meeting need not be given to any director who submits a waiver of notice whether before or after the meeting or who attends the meeting without protesting prior thereto or at its commencement, the lack of notice to him or her.

        COMMITTEES. The board, by resolution, may designate no more than two (2) of their number to one or more committees, which, to the extent provided in said resolution or these By-Laws may exercise the powers of the board in the management of the business of the corporation.

        COMPENSATION OF DIRECTORS. No compensation shall be paid to directors, as such, for their services, but by resolution of the board a fixed sum and expenses for actual attendance, at each regular or special meeting of the board maybe authorized. Nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity and receiving compensation therefor.


                              ARTICLE IV - OFFICERS

        The board may elect or appoint a chairman, a president, one or more vice presidents, a secretary, and a treasurer, and such other officers as it may determine, who shall have such duties and powers as hereinafter provided.

        All officers shall be elected or appointed to hold office until the meeting of the board following the next annual meeting of stockholders and until their successors have been elected or appointed and qualified.

        Any officer elected or appointed by the board may be removed by the board with or without cause.


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        In the event of death, resignation or removal of an officer, the board in its discretion may elect or appoint a successor to fill the unexpired term.

        Any two or more offices may be held by the same person.

        The salaries of all officers shall be fixed by the board.

        The directors may require any officer to give security for the faithful performance of his or her duties.


        PRESIDENT. The president shall be the chief executive officer of the corporation and shall have the general powers and duties of supervision and management usually vested in the office of president of a corporation. He shall preside at all meetings of the stockholders if present thereat, unless a chairman has been elected by the board, and shall have general supervision, direction and control of the business of the corporation. Except as the board shall authorized the execution thereof in some other manner, he shall execute bonds, mortgages and other contracts in behalf of the corporation, and shall cause the seal to be affixed to any instrument requiring it and when so affixed, the seal shall be attested by the signature of the secretary or the treasurer or an assistant secretary or an assistant treasurer.

        VICE PRESIDENT. During the absence or disability of the president, the vice president, or if there are more than one, the executive vice president shall have all the powers and functions of the president. Each vice president shall perform such other duties as the board shall prescribe.

        SECRETARY. The secretary shall attend all meetings of the board and of the stockholders, record all votes and minutes of all proceedings in a book to be kept for that purpose, give or cause to be given notice of all meetings of stockholders and of special meetings of the board, keep in safe custody the seal of the corporation and affix it to any instrument when authorized by the board, when required, prepare or cause to be prepared and available at each meeting of stockholders a certified list in alphabetical order of the names of stockholders entitled to vote thereat, indicating the number of shares of each respective class held by each, keep all the documents and records of the corporation as required by law or otherwise in a proper and safe manner, and perform such other duties as may be prescribed by the board, or assigned to him or her by the president.

        ASSISTANT SECRETARY. During the absence or disability of the secretary, the assistant secretary, or if there are more than one, the one so designated by the secretary or by the board, shall have ALL the powers and functions of the secretary.

        TREASURER. The treasurer shall have the custody of the corporate funds and securities, keep full and accurate accounts of receipts and disbursements in the corporate books, deposit all money and other valuables in the name and to the credit of the corporation in such depositories as may be designated by the board, disburse the funds of the corporation as may be ordered or authorized by the board and preserve proper vouchers for such disbursements, render to the president and board


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at the regular meetings of the board, or whenever they require it, an account of all his transactions as treasurer and of the financial condition of the corporation, render a full financial report at the annual meeting of the stockholders if so requested, be furnished by all corporate officers and agents at his or her request with such reports and statements as he or she may require as to all financial transactions of the corporation, and perform such other duties as are given to him or her by these By-Laws or as from time to time are assigned to him by the board or the president.

        ASSISTANT TREASURER. During the absence or disability of the treasurer, the assistant treasurer, or if there are more than one, the one so designated by the secretary or by the board, shall have all the powers and functions of the treasurer.

        SURETIES AND BONDS. In case the board shall so require, any officer or agent of the corporation shall execute to the corporation a bond in such sum and with such surety or sureties as the board may direct, conditioned upon the faithful performance of his duties to the corporation and including responsibility for negligence and for the accounting for all property, funds or securities of the corporation which may come into his or her hands.



                       ARTICLE V - CERTIFICATES FOR SHARES

        CERTIFICATES. The shares of the corporation shall be represented by certificates. They shall be numbered and entered in the books of the corporation as they are issued. They shall exhibit the holder's name and the number of shares and shall be signed by the president or a vice president and the treasurer or the secretary and shall bear the corporate seal. When such certificates are signed by a transfer agent or an assistant transfer agent or by a transfer clerk acting on behalf of the corporation and a registrar, the signatures of such officers may be facsimiles.

        LOST OR DESTROYED CERTIFICATES. The board may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation, alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate to be lost or destroyed. When authorizing such issue of a new certificate or certificates, the board may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or give the corporation a bond in such sum and with such surety or sureties as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost or destroyed.

        TRANSFER OF SHARES. Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, and cancel the old certificate; every such transfer shall be entered on the transfer book of the corporation which shall be kept at its principal office. Whenever a transfer shall be made for collateral security, and not absolutely, it shall be so expressed in the entry


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of the transfer. No transfer shall be made within ten (10) days next preceding the annual meeting of stockholders.


                             ARTICLE VI - DIVIDENDS

        The board may out of funds legally available therefor at any regular or special meeting, declare dividends upon the capital stock of the corporation as when it deems expedient. Before declaring any dividend there may be set apart out of any funds of the corporation available for dividends, such sum or sums as the board from time to time in their discretion deem proper for working capital or as a reserve fund to meet contingencies or for equalizing dividends or for such other purposes as the board shall deem conducive to the interests of the corporation.


                          ARTICLE VII - CORPORATE SEAL

        The seal of the corporation shall be circular in form and bear the name of the corporation, the year of its organization and the words "CORPORATE SEAL, FLORIDA." The seal may be used by causing it to be impressed directly on the instrument or writing to be sealed, or upon adhesive substance affixed thereto. The seal on the certificates for shares or on any corporate obligation for the payment of money may be facsimile, engraved or printed.

                     ARTICLE VIII - EXECUTION OF INSTRUMENTS

        All corporate instruments and documents shall be signed or countersigned, executed, verified or acknowledged by such officer or officers or other person or persons as the board may from time to time designate.

        All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation shall be signed by such officer or officers, agent or agents of the corporation, and in such manner as shall be determined from time to time by resolution of the board.


                            ARTICLE IX - FISCAL YEAR

        The fiscal year shall begin the first day of January in each year.


                     ARTICLE X - NOTICE AND WAIVER OF NOTICE

        Whenever any notice is required by these By Laws to be given, personal notice is not meant unless expressly so stated, and any notice so required shall be deemed to be sufficient if given by


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depositing the same in a post office box in a sealed postage paid wrapper, addressed to the person entitled thereto at his or her last known post office address, and such notice shall be deemed to have been given on the day of such mailing. Stockholders not entitled to vote shall not be entitled to receive notice of any meetings except as otherwise provided by Statute.

        Whenever any notice whatever is required to be given under the provisions of any law, or under the provisions of the Certificate of Incorporation of the corporation or these By Laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.


                            ARTICLE XI - CONSTRUCTION

        Whenever a conflict arises between the language of these By Laws and the Certificate of Incorporation, the Certificate of Incorporation shall govern.


                         ARTICLE XII - CLOSE CORPORATION

        Any action of the stockholder, directors or committee may be taken without a meeting if consent in writing, setting forth the action so taken, shall be signed by all persons who would be entitled to vote on such action at a meeting and filed with the secretary of the corporation as part of the proceedings of the stockholders, directors or committees as the case may be.

        In the event that the stockholders are named in the Articles of Incorporation and are empowered therein to manage the affairs of the corporation in lieu of directors, the stockholders of the corporation shall be deemed directors for the purposes of these By Laws and wherever the words "directors", "board of directors" or "board" appear in these By Laws those words shall be taken to mean stockholders.


        The shareholders may, by majority vote, create a board of directors to manage the business of the corporation and exercise its corporate powers.


                            ARTICLE XIII - AMENDMENTS

        These By Laws may be altered or repealed and By Laws may be made at any annual meeting of the stockholders or at any special meeting thereof if notice of the proposed alteration or repeal to be made be contained in the notice of such special meeting, by the affirmative vote of a majority of the stock issued and outstanding and entitled to vote thereat, or by the affirmative vote of a majority of the board at any regular meeting of the board or at any special meeting of the board if notice of the proposed alteration or repeal to be made, be contained in the notice of such special meeting.


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                                    ADOPTION

        IN WITNESS WHEREOF, the undersigned directors have executed these By Laws of the corporation on this 7th day of October, 1997, and have hereunto set their hands and seals.

ATTEST:


/s/ HELEN K. FEKETE                          /s/ CHARLES C. CHILLINGWORTH
-------------------------------              -------------------------------
Helen K. Fekete, Secretary                   Charles C. Chillingworth, Director


(Corporate Seal)


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